UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

NGP CAPITAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization) 909 Fannin, Suite 3800 Houston, Texas (Address of principal executive offices)	814-00672 (Commission File Number)	20-1371499 (I.R.S. Employer Identification No.) 77010 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062

                     Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2013, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Fourth Amendment to the Treasury Secured Revolving Credit Agreement (the “Fourth Amendment”), among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Fourth Amendment, the Company (i) extended the commitment expiration date under the Company’s Treasury Secured Revolving Credit Agreement effective as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Treasury Facility”) by one year from September 25, 2013 to September 24, 2014 (unless sooner terminated in accordance with the terms of the Treasury Facility) and (ii) increased the applicable margins for Eurodollar loans and Base Rate loans to 1.50% and 0.50%, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Fourth Amendment set forth under Item 1.01 above is incorporated herein by reference.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ L. Scott Biar

L. Scott Biar

Chief Financial Officer

Date: September 25, 2013